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Ford U.S. December Retail Sales up 5 Percent – a 12-Year High; Ford America’s Best-Selling Brand for Seventh Year

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Ford Motor Company U.S. December sales totaled 239,854 vehicles – up 0.3 percent; retail sales totaled 183,454 vehicles – a 5 percent gain – for the company’s best December retail sales since 2004. Plus:

◦	Ford sold 87,512 F-Series in December, up 3 percent – the lineup’s best overall sales month in 11 years; vans up 3 percent with 22,302 sold

◦	Overall Ford brand SUV sales up 5 percent in December, retail up 6 percent

◦	Lincoln up 18 percent in December on total sales of 12,791 vehicles; cars up 28 percent, and SUVs up 13 percent

•	Total 2016 U.S. sales of 2,614,697 vehicles mark Ford Motor Company’s best annual sales in a decade; Ford is America’s best-selling vehicle brand for seventh consecutive year

◦	Company sold 820,799 pickups in 2016, making F-Series America’s best-selling pickup for 40 years and best-selling vehicle for 35 straight years

◦	Ford is America’s best-selling truck brand, with 1,077,006 van, pickup and heavy truck sales last year

◦	Van sales totaled 240,721, a 9 percent increase and making Ford America’s best-selling commercial van for 38 straight years

◦	Ford SUVs total 772,667, reaching best annual sales since record 2001

◦	Lincoln sales up 10 percent in 2016

DEARBORN, Mich., Jan. 4, 2017 – Ford Motor Company’s total December U.S. sales of 239,854 vehicles were up 0.3 percent. Retail sales increased 5 percent last month, with 183,454 vehicles sold – the company’s best December retail performance since 2004.

F-Series sales totaled 87,512 trucks in December, up 3 percent. Strong retail demand for F-150 and the all-new Super Duty contributed to the best overall sales month for F-Series in 11 years. Ford van sales gained 3 percent in December, totaling 22,302 vehicles, for the company’s best-ever December van performance.

December retail sales of Ford brand SUVs were up 6 percent, driving a 5 percent gain in overall SUV sales, with 68,685 vehicles sold. December was Ford’s best SUV sales month since 2002, with gains coming from Edge, Explorer and Expedition.

Overall, Lincoln sales were up 18 percent for the month, with 12,791 vehicles sold. Strong performance from the all-new Lincoln Continental, with 1,845 cars sold, contributed to a 28 percent increase in December car sales for Lincoln versus a year ago. Lincoln MKX sales of 3,527 vehicles – a 19 percent increase – drove a 13 percent rise in Lincoln SUV sales for December.

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“December marked Ford’s best retail performance since 2004, with average transaction prices increasing $1,600 for the month – $1,000 more than the industry average,” said Mark LaNeve, Ford vice president, U.S. Marketing, Sales and Service. “Thanks to strong customer demand for F-Series, Transit and an all-new lineup of heavy trucks, Ford capped 2016 as America’s best-selling truck brand.”

Meanwhile, the company’s 2016 U.S. sales of 2,614,697 vehicles mark its best results in 10 years. Ford brand sales of 2,502,973 vehicles make Ford America’s best-selling brand for seven straight years.

For 2016, F-Series sales totaled 820,799 trucks, making it America’s best-selling pickup for 40 years straight and best-selling vehicle for 35 years. Ford U.S. truck sales, including vans, pickups and heavy trucks, totaled 1,077,006 vehicles, a 7 percent increase versus a year ago.

The company sold a total of 240,721 vans in 2016 – up 9 percent – making Ford America’s best-selling brand of commercial vans for 38 straight years. Total Transit sales of 143,244 vehicles represent a 22 percent increase for America’s best-selling van.

Ford sold 772,667 SUVs in 2016, marking its best annual performance since record 2001 sales. Escape and Edge had record years with Escape sales of 307,069 and Edge sales totaling 134,588 vehicles.

Lincoln sales totaled 111,724 vehicles for the year – up 10 percent, with gains coming from both cars and SUVs. Lincoln car sales posted an 8 percent gain, while SUVs were up 12 percent for the year.

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About Ford Motor Company
Ford Motor Company is a global automotive and mobility company based in Dearborn, Michigan. With about 203,000 employees and 62 plants worldwide, the company’s core business includes designing, manufacturing, marketing and servicing a full line of Ford cars, trucks and SUVs, as well as Lincoln luxury vehicles. To expand its business model, Ford is aggressively pursuing emerging opportunities with investments in electrification, autonomy and mobility. Ford provides financial services through Ford Motor Credit Company. For more information regarding Ford and its products and services, please visit www.corporate.ford.com.

Contact:	Erich Merkle
313.806.4562
emerkle2@ford.com

For news releases, related materials and high-resolution photos and video, visit www.media.ford.com.